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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KYTHERA BIOPHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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KYTHERA BIOPHARMACEUTICALS, INC.
30930 Russell Ranch Road, 3rd floor
Westlake Village, California 91362

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2015

To the Stockholders of KYTHERA Biopharmaceuticals, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of KYTHERA Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held on June 2, 2015, at 8:00 a.m. local time, at the Sheraton Agoura Hills Hotel, 30100 Agoura Road, Agoura Hills, CA 91301 for the following purposes:

  1.
  To elect three directors to hold office until the 2018 annual meeting of stockholders or until their successors are elected;

  2.
  To approve the KYTHERA Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan ("ESPP");

  3.
  To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned our common stock at the close of business on April 6, 2015 (the "Record Date") can vote at this meeting or any adjournments that take place.

        Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the approval of the ESPP as described in Proposal No. 2 of the Proxy Statement, and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 3 of the Proxy Statement.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR 2014 ANNUAL REPORT ON FORM 10-K, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE "INFORMATION ABOUT THE PROXY PROCESS AND VOTING" BEGINNING ON PAGE 2 OF THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors
/s/ KEITH KLEIN Keith Klein Corporate Secretary

Westlake Village, California
April 23, 2015

KYTHERA BIOPHARMACEUTICALS, INC.
30930 Russell Ranch Road, 3rd floor
Westlake Village, California 91362

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2015

        We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the "Board") of KYTHERA Biopharmaceuticals, Inc. (referred to herein as the "Company", "KYTHERA", "we", "us" or "our") is soliciting your proxy to vote at our 2015 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, June 2, 2015, at 8:00 a.m. local time, at the Sheraton Agoura Hills Hotel, 30100 Agoura Road, Agoura Hills, CA 91301.

  •
  This Proxy Statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

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  The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

        In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We have retained outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

        Pursuant to the rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our 2015 Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2014 ("Form 10-K"), over the Internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 6, 2015 (the "Record Date") for the first time on or about April 23, 2015. The Notice of Internet Availability will contain instructions on how to access and review the 2015 Annual Meeting materials, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the 2014 Annual Report so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Company's Annual Report on Form 10-K is also available in the "Financial Information" section of our website at http://investors.kythera.com/.

        The only voting securities of KYTHERA are shares of common stock, $0.00001 par value per share (the "common stock"), of which there were 25,809,307 shares outstanding as of the Record Date (excluding any treasury shares). We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

 INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

        We have made this proxy statement and proxy card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board of Directors of KYTHERA Biopharmaceuticals, Inc. is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        This proxy statement, the Notice of Annual Meeting and accompanying proxy card were first made available for access by our stockholders on or about April 23, 2015 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 6, 2015, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 25,809,307 shares of common stock issued and outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the Proxy Card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

        If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

        You are being asked to vote on three (3) proposals:

  •
  Proposal No. 1—the election of three Class III directors to hold office until our 2018 Annual Meeting of Stockholders;

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  Proposal No. 2—the approval of the ESPP; and

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  Proposal No. 3—the ratification of the selection, by the audit committee of our Board, of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

        In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

  •
  For Proposal No. 1, you may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify or abstain from voting.

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  For Proposal Nos. 2 and 3, you may either vote "For" or "Against" or abstain from voting.

        Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

        The procedures for voting are as follows:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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  To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote by proxy over the Internet, follow the instructions provided on the Notice of Internet Availability.

  •
  To vote by telephone, you may vote by proxy by calling the toll free number found on the Notice of Internet Availability.

  Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

        We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Who counts the votes?

        Broadridge Financial Solutions, Inc. ("Broadridge") has been engaged as our independent agent to tabulate stockholder votes, or Inspector of Election. If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.

How are votes counted?

        Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count "For" and (with respect to Proposal Nos. 2 and 3) "Against" votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the Inspector of Election will count the number of "Withheld" votes received for the nominees. If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "routine" items, but not with respect to "non-routine" items. See below for more information regarding: "What are "broker non-votes?" and "Which ballot measures are considered "routine" and "non-routine"?"

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered "routine" or "non-routine?"

        The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015 (Proposal No. 3) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3. The election of directors (Proposal No. 1) and the approval of the ESPP (Proposal No. 2) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1 and 2.

How many votes are needed to approve the proposals?

        With respect to Proposal No. 1, the election of directors, the three nominees receiving the highest number of "For" votes will be elected.

        With respect to Proposal No. 2, the approval of the ESPP, the affirmative vote of the majority of votes cast is required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

        With respect to Proposal No. 3, the affirmative vote of the majority of votes cast is required for approval. Abstentions will have no effect on the outcome of this proposal. This is a routine proposal and therefore we do not expect any broker non-votes.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

        If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted "For" the election of each of the three nominees for director, "For" the approval of the ESPP, and "For" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

        If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

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  You may submit another properly completed proxy with a later date.

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  You may send a written notice that you are revoking your proxy to our Corporate Secretary at 30930 Russell Ranch Road, 3rd Floor, Westlake Village, California 91362.

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  You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year's Annual Meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 25, 2015, to our Corporate Secretary at 30930 Russell Ranch Road, 3rd floor, Westlake Village, California 91362; provided that if the date of the annual meeting is more than 30 days from June 2, 2016, the deadline is a reasonable time before we begin to print and send our proxy materials for next year's annual meeting. If you wish to submit a proposal that is not to be included in our proxy materials for next year's annual meeting pursuant to the SEC's shareholder proposal procedures or to nominate a director, you must do so between February 3, 2016 and March 4, 2016; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 2, 2016, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 25,809,307 shares outstanding and entitled to vote. Accordingly, 12,904,654 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

        Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an "emerging growth company."

        We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the Company's executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Directions to Annual Meeting

        Directions to our Annual Meeting, to be held at the Sheraton Agoura Hills Hotel, 30100 Agoura Road, Agoura Hills, CA 91301 are available at: http://www.sheratonagourahills.com/.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our Board of Directors, or our Board, is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board currently consists of eight seated directors, divided into the three following classes:

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  Class I directors:  Dennis Fenton, Ph.D., François Kress and Joseph L. Turner, whose current terms will expire at the annual meeting of stockholders to be held in 2016;

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  Class II directors:  F. Michael Ball and Nathaniel David, Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2017; and

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  Class III directors:  Hollings C. Renton, III, Keith R. Leonard, Jr. and Camille Samuels, whose current terms will expire at the Annual Meeting.

        At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

        Messrs. Leonard and Renton and Ms. Samuels have been nominated to serve as Class III directors and have each elected to stand for reelection. Each director to be elected will hold office from the date of his or her election by the stockholders until the third subsequent annual meeting of stockholders or until his or her successor is elected and has been qualified, or until such director's earlier death, resignation or removal.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF EACH NAMED NOMINEE.

        The following table sets forth, for the Class III nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2016 Annual Meeting of Stockholders
Dennis Fenton, Ph.D.(1)(2)	63	Director	2006
François Kress(3)	48	Director	2010
Joseph L. Turner(1)(2)	63	Director	2008
Class II Directors whose terms expire at the 2017 Annual Meeting of Stockholders
F. Michael Ball(2)	59	Director	2013
Nathaniel David, Ph.D.(3)	47	Director	2005
Class III Directors whose terms expire at the Annual Meeting
Keith R. Leonard, Jr.	53	Director, President and Chief Executive Officer	2005
Hollings C. Renton, III(3)	68	Director	2014
Camille Samuels(1)	43	Director	2005

(1)
Member of the audit committee.

(2)
Member of the compensation committee.

(3)
Member of the nominating and corporate governance committee.

        Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors' individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2018 Annual Meeting of Stockholders

        Keith R. Leonard, Jr.    is our co-founder and has served as our President and Chief Executive Officer and as a member of our Board since August 2005. From 1991 to 2004, Mr. Leonard held various positions at Amgen Inc., a biotechnology company, and its affiliates ("Amgen"). From 2001 to 2004, Mr. Leonard served as Senior Vice President and General Manager of Amgen Europe where he was responsible for all commercial operations in 28 European countries. Prior to that role, Mr. Leonard established Amgen's presence in rheumatology with the creation of the Rheumatology Business Unit, served as Head of Information Management, and served in leadership roles in sales and marketing, engineering, operations, and finance. Mr. Leonard currently serves on the board of Anacor Pharmaceuticals, Inc. and previously served on the boards of Affymax, Inc. and ARYx Therapeutics, Inc. He was formerly an active duty officer in the U.S. Navy. Mr. Leonard received a B.S. in Engineering from the University of California, Los Angeles, a B.A. in History from the University of Maryland, a M.S. in Engineering from the University of California, Berkeley, and a M.B.A. from the Anderson School of Management at the University of California, Los Angeles. As our President, Chief Executive Officer and co-founder, Mr. Leonard brings expertise and knowledge regarding our business and operations to our Board. He also brings to our Board an extensive background in the biopharmaceutical industry and in leadership roles, providing both strategic and operational vision and guidance. We believe Mr. Leonard is qualified to serve on our Board based on his track record of branding, new product development, and value creation, each of which relates to our commercial opportunity.

        Camille Samuels    has served as a member of our Board since our inception in August 2005 and is a member of the audit committee. Ms. Samuels has been a Partner at Venrock, a venture capital firm, since May 2014. Prior to Venrock, she spent over a decade as a Managing Director at Versant Ventures, a life sciences venture capital firm. Ms. Samuels currently serves on the board of Carmenta Biosciences, RegenXBIO, Spirox Corporation, and Unity Biosciences. She previously served as a board member or a board observer on other healthcare companies including Achaogen, Inc. (AKAO), Fluidigm, Genomic Health, Novacardia (acquired by Merck), ParAllele (acquired by Affymetrix), and Syrrx (acquired by Takeda). Prior to her venture career, Ms. Samuels held business development and strategic marketing roles at Tularik (acquired by Amgen) and Genzyme (acquired by Sanofi). She also worked as a management consultant to consumer, healthcare, and biotech companies at LEK Consulting. Ms. Samuels received a B.A. in Biology from Duke University and an M.B.A. from Harvard Business School, both with high distinction. Ms. Samuels brings to our Board and audit committee substantial experience as a venture capitalist both generally and in the life sciences industry, having served on the boards of several private and public companies, as well as relevant strategic and operational experience.

        Hollings C. Renton, III    has served as a member of our Board since December 2014. Mr. Renton previously served as the Chief Executive Officer and President of Onyx Pharmaceuticals from 1993 to 2008 and as the Chairman of the Board from 2000 to 2008. From 1991 to 1993, Mr. Renton served as President and Chief Operating Officer of Chiron Corporation, a pharmaceutical company, following its acquisition of Cetus Corporation. He served as President of Cetus Corporation from 1990 to 1991, as Chief Operating Officer from 1987 to 1990, and as Chief Financial Officer from 1983 to 1987. Mr. Renton serves as chairman of the board of Portola Pharmaceuticals, Inc. and serves on the board of Cepheid Inc. He previously served on the boards of directors of Rigel Pharmaceuticals, Inc., Affymax Inc., Sangstat Medical Corporation, Special Olympics Northern California and the Biotechnology Industry Organization. Mr. Renton received a B.S. in Mathematics from Colorado State University and a M.B.A. from the University of Michigan. Mr. Renton brings to our board an extensive background in biotechnology leadership, as well as product commercialization and industry partnership expertise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES

Directors Continuing in Office Until the 2016 Annual Meeting of Stockholders

        Dennis Fenton, Ph.D.    has served as a member of our Board since June 2006. Dr. Fenton is the owner and CEO of Fenton and Associates, a biotechnology consulting firm. Previously, Dr. Fenton served as Executive Vice President of Operations at Amgen from 2000 to 2008, where he was responsible for worldwide operations, manufacturing, process development and quality. Starting in 1982, Dr. Fenton held numerous executive leadership roles in operations and sales and marketing at Amgen. Dr. Fenton also serves on the board of directors of Hospira, Inc., Portola Pharmaceuticals, Nora Pharmaceuticals Inc. and XenoPort, Inc. and the board of trustees of the Keck Graduate Institute. Dr. Fenton was previously a director of the Genzyme Corporation, Genelux Corporation, Dendreon Corporation, Napo Pharmaceuticals and Amira Pharmaceuticals. Dr. Fenton received a B.S. in Biology from Manhattan College and a Ph.D. in Microbiology from Rutgers University. We believe Dr. Fenton is qualified to serve on our Board, audit committee and compensation committee because Dr. Fenton's extensive operating experience provides him a thorough understanding of the transition from start-up company to public company.

        François Kress    has served as a member of our Board since October 2010. Mr. Kress serves as the President and Chief Executive Officer of Carolina Herrera Ltd., a global luxury brand based in New York City. Prior to joining Carolina Herrera, Mr. Kress served as Global President for Stuart Weitzman LLC, a designer footwear company, from December 2013 until the acquisition of the brand by Coach in December 2014. Prior to joining Stuart Weitzman LLC, Mr. Kress served as Global President of The ROW, the luxury brand of Mary Kate and Ashley Olsen, from February 2012 until December 2013 and as President and Chief Executive Officer of Prada and Miu Miu USA from January 2010 until February 2012. Previously, Mr. Kress served as Chief Executive Officer and Managing Director of Bulgari Corporation of America. Prior to that experience, Mr. Kress held numerous positions within LVMH (Moet-Hennessy Louis Vuitton), a fashion company, including President of Fendi North America, Chief Executive Officer of the LVMH Fashion Group Oceania (Australia and New Zealand) and President of Louis Vuitton Malletier Thailand. Mr. Kress serves as a board member of the Luxury Education Foundation. Mr. Kress received a degree in Engineering from the Ecole Polytechnique in Palaiseau, France and degrees in International Business and Civil Engineering from the Corps des Ponts et Chaussees in Paris, France. Mr. Kress provides our Board with an extensive background in operational and strategic planning, as well as general executive and leadership expertise.

        Joseph L. Turner    has served as a member of our Board since January 2008. Mr. Turner retired from active employment in 2006 and currently serves on the board of directors of several companies. From 1999 to 2006, Mr. Turner served as the Chief Financial Officer at Myogen, Inc., a pharmaceutical company, where he led several rounds of financing and was pivotal in the negotiation of the sale of the company to Gilead Sciences. Prior to that experience, from 1997 to 1999, Mr. Turner served as Chief Financial Officer and Vice President of Finance at Centaur Pharmaceuticals, a pharmaceutical company, and from 1992 to 1997, Mr. Turner served as Chief Financial Officer and Vice President of Finance at Cortech, Inc., a biopharmaceutical company. Mr. Turner has also served in other finance roles including Director of Finance, Eli Lilly and Company, a biopharmaceutical company, (Switzerland) and Treasurer, Eli Lilly and Company (Switzerland). He serves on the boards of four pharmaceutical companies: Alexza Pharmaceuticals, Inc., Corcept Therapeutics, Inc., Sophiris Bio and BioClin Therapeutics, Inc. Previously, he has served on the boards of NovaCardia, Inc., Sequel Pharmaceuticals, ApoLogic Inc., SGX Pharmaceuticals, Allos Therapeutics, Inc., and QLT Inc. Mr. Turner received a B.A. in Chemistry from Swarthmore College, an M.A. in Molecular Biology from the University of Colorado at Boulder and a M.B.A. from the University of North Carolina at Chapel Hill. As a result of Mr. Turner's financial and accounting expertise, board service and strategic mergers and acquisition experience, he is familiar with a full range of corporate finance and board functions that are valuable toward his service on our Board and audit and compensation committees. As chairperson of the audit committee, Mr. Turner also keeps the board abreast of current audit issues and collaborates with our independent registered public accounting firm and senior management team.

Directors Continuing in Office Until the 2017 Annual Meeting of Stockholders

        F. Michael Ball    has served as a member of our Board since September 2013. Mr. Ball serves as the CEO and a director of Hospira. Prior to joining Hospira, Mr. Ball served as President of Allergan, a healthcare company, from February 2006 to March 2011, and previously held a number of leadership roles including Executive Vice President and President, Pharmaceuticals, President, North America Region and President, Global Eyecare. Prior to Allergan, Mr. Ball served as Senior Vice President for Syntex Laboratories USA, a pharmaceutical company, and as President of Syntex Canada. Mr. Ball served as a director of sTec, Inc., a computer storage company, from 2000 to 2013 and Intralase Inc., a manufacturer of medical ophthalmic lasers, from 2006 to 2007. Mr. Ball received a B.S.C. in Life Sciences and a M.B.A. from Queen's University, Ontario, and has completed the executive management program at Stanford University. Mr. Ball provides the Board with an extensive background in strategy and execution of global commercial matters, including specialty pharmaceuticals, ophthalmology, aesthetics, over-the-counter products and surgical devices.

        Nathaniel David, Ph.D.    is our co-founder and has served as a member of our Board since our inception in 2005 and as our Chief Science Officer from our inception until August 2009. In 2000, Dr. David co-founded Syrrx, Inc., a biotechnology company, which was acquired by Takeda Pharmaceutical Company Limited. Dr. David has extensive experience creating and growing innovative biotechnology companies, including Syrrx, Achaogen, Inc., and Sapphire Energy. Dr. David was named one of the top 100 innovators in the world under 35 by the MIT Technology Review. Dr. David holds numerous pending and issued patents in fields such as nanovolume crystallography, antibiotic resistance, organismal aging, energy production and aesthetic medicine. Dr. David sits on the board of trustees of the University of California Foundation. Dr. David previously served on the board of trustees of the Buck Institute for Research on Aging, and on the board of directors of Sapphire Energy, Inc. Dr. David received an A.B. in Biology from Harvard College and a Ph.D. in Molecular and Cellular Biology from the University of California, Berkeley. Dr. David brings to the Board an extensive scientific and operational background gained as a research scientist, founder and executive focused on life science and pharmaceutical companies.

PROPOSAL NO. 2
APPROVAL OF THE 2015 EMPLOYEE STOCK PURCHASE PLAN

  General

        We are requesting that our stockholders approve the KYTHERA Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (the "ESPP"). The ESPP was approved by our Board on January 29, 2015, subject to approval by our stockholders. The purpose of the ESPP is to assist eligible employees in acquiring a stock ownership interest in the Company in order to help them provide for their future security and to encourage them to remain in the employment of the Company and its designated subsidiaries. The ESPP is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

        Under the ESPP, eligible employees will be entitled to purchase shares of the Company's common stock through payroll deductions during successive six-month offering periods. We believe that the ESPP will help us retain and motivate eligible employees and help further align the interests of eligible employees with those of the Company's stockholders.

        The full text of the ESPP is attached to this proxy statement as Appendix A and the following discussion of the principal terms of the ESPP is qualified in its entirety by reference to such principal terms of the ESPP are summarized below.

        Any options granted under the ESPP will not be exercisable prior to the date of stockholder approval of the ESPP. In addition, in the event the ESPP is not approved by stockholders, any options previously granted under the ESPP will terminate and be canceled and become null and void without being exercised.

  Administration

        The ESPP will be administered by compensation committee of the Board of Directors (for purposes of this discussion regarding the ESPP, the "Committee"). The Committee may elect to delegate administrative tasks under the ESPP to the services of an agent and/or employees of the Company to assist in the administration of the ESPP. The Committee has authority to interpret and construe the provisions of the ESPP, to make determinations with respect to the terms and conditions of each offering period under the ESPP, awards, designated subsidiaries, and to make all other determinations necessary or advisable for administering the ESPP. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

  Common Stock Reserved for Issuance Under the ESPP

        Under the terms of the ESPP, the maximum aggregate number of authorized shares of common stock available for sale under the ESPP is 681,844 shares of common stock. The shares of common stock purchased pursuant to the ESPP will be authorized but unissued shares of common stock, treasury shares of common stock or reacquired shares reserved for issuance under the ESPP.

  Participating Subsidiaries and Sub-plans

        The Committee may designate any subsidiaries we may have as participating subsidiaries in the ESPP and may change these designations from time to time. Currently, we do not have any subsidiaries that employ individuals so no subsidiaries have been designated to participate in the ESPP. The Committee may also adopt sub-plans applicable to particular designated subsidiaries or locations, and these sub-plans may be designed to be outside the scope of Section 423 of the Code.

  Eligible Employees

        Our employees and those of our designated participating subsidiaries who are customarily scheduled to work at least 20 hours per week and whose customary employment is more than five months in a calendar year are generally eligible to participate in the ESPP, though employees who would own 5% or more of the total combined voting power or value of all classes of our stock or the stock of one of our subsidiaries after the granting of an option under the ESPP are not allowed to participate in the ESPP. Under applicable tax rules, the Committee may also exclude certain categories of employees from participation in the ESPP. As of February 20, 2015, approximately 116 employees of the Company were eligible to participate in the ESPP.

  Participation

        Under the terms of the ESPP, eligible employees may generally elect to contribute and apply to the purchase of shares of common stock between 1% and 15% of their base pay during an offering period. Options granted under the ESPP are exercisable on specified exercise dates only through funds accumulated by an employee through payroll deductions made during the applicable offering period, and any such funds that are not used to purchase shares will be returned to the employee. Participants may not accrue the right to purchase stock under the ESPP (or any other tax-qualified stock purchase plan) with a fair market value exceeding $25,000 in any calendar year. In addition, no individual participant may purchase more than 3,000 shares of common stock during any offering period. Participation in the ESPP is voluntary.

  Offering Periods

        Under the ESPP, employees are offered the option to purchase discounted shares of common stock during offering periods designated by the Committee. Each offering period will be a six-month period commencing on each March 20 and September 20 following the effective date of the ESPP, except that the first offering period commenced on February 20, 2015 and, subject to shareholder approval of the ESPP, will end on September 19, 2015.

  Share Purchases

        Shares are purchased on the applicable exercise date(s), generally the last trading day of each offering period. The price will be 85% of the fair market value of our common stock on either the grant date or the exercise date, whichever is lower. The grant date is the first trading day of an offering period. On February 20, 2015, the closing price of our common stock on the NASDAQ Global Select Market was $43.43 per share.

        Unless a participant has previously canceled his or her participation in the ESPP and elected to withdraw all of the funds then credited to his or her ESPP account, an amount equal to the amount credited to his or her ESPP account will be used to purchase the maximum number of whole shares of common stock that can be purchased based on the amount credited to such participant's account on the exercise date, subject to individual and aggregate share limitations under the applicable offering period established by the Committee. No fractional shares will be issued.

        A participant may cancel his or her payroll deduction authorization and elect to withdraw from the ESPP by delivering written notice of such election to the Company. Upon cancellation, the participant may elect either to withdraw all of the funds then credited to his or her ESPP account and withdraw from the ESPP or have the balance of his or her account applied to the purchase of whole shares of common stock that can be purchased for the offering period in which his or her cancellation is effective (with any remaining ESPP account balance returned to the participant). A participant who ceases contributions to the ESPP during any offering period shall not be permitted to resume contributions to the ESPP during the same offering period.

  Termination of Eligibility and Transferability

        If a participant ceases to be an eligible employee for any reason during an offering period, he or she will be deemed to have elected to withdraw from the ESPP and any amounts credited to the participant's ESPP account will be returned to the participant. Options granted under the ESPP are not transferable other than by will or the laws of descent and distribution and are exercisable only by the participant during the participant's lifetime.

  Adjustments

        In the event of any stock dividend, stock split, combination or reclassification of shares or any other increase or decrease in the number of shares of common stock effected without receipt of consideration, the Committee has broad discretion to equitably adjust the number of shares authorized for issuance and awards under the ESPP to prevent the dilution or enlargement of benefits under outstanding awards as a result of such transaction.

        In the event of a proposed liquidation or dissolution of the Company, the offering period then in progress will be shortened by setting a new exercise date to occur prior to the consummation of the proposed liquidation or dissolution and will terminate immediately prior to such consummation.

        In the event of a proposed merger or asset sale, each outstanding option will be assumed or substituted by the successor corporation. In the event that the successor corporation refuses to assume or substitute the options, any offering periods then in progress will be shortened by setting a new exercise date to occur prior to the date of the proposed sale or merger.

  Insufficient Shares

        If the total number of shares of common stock which are to be purchased under outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the ESPP, the Committee will make a pro rata allocation of the available shares on a uniform and equitable basis, and unless additional shares are authorized under the ESPP, no further offering periods will take place. In this event, excess payroll deductions will be refunded to participants.

  Amendment or Termination of the ESPP

        The Board has the right to amend, suspend or terminate the ESPP at any time and from time to time to the extent that it deems advisable. However, absent the approval of the holders of a majority of the combined voting power of our outstanding common stock within 12 months before or after action by the Board, the Board may not amend the ESPP to increase the maximum number of shares that may be purchased under the ESPP or change the designation or class of eligible employees. Further, without the approval of the holders of a majority of the combined voting power of our outstanding common stock, the ESPP may not be amended in any manner that would cause the ESPP to no longer be an "employee stock purchase plan" within the meaning of Section 423 of the Code. The Committee may also modify or amend the ESPP, to the extent permitted by Section 423 of the Code, to reduce or eliminate any unfavorable financial accounting consequences that may result from the ongoing operation of the ESPP.

  U.S. Federal Income Tax Consequences of the 2015 Employee Stock Purchase Plan

        The following is a general summary under current law of the material federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant's personal circumstances. This summarized tax information is not tax advice and a participant of an award should rely on the advice of his or her legal and tax advisors.

        The ESPP, and the right of participants to make purchases thereunder, is intended to qualify for special tax treatment under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) the excess of the fair market value of the shares on the date the Company granted the option over the purchase price paid for the shares, determined assuming that the option was exercised on the date granted. Any additional gain will be treated as a capital gain.

        If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

        We are entitled to a deduction to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

  New Plan Benefits

        The amounts set forth below represent the dollar value of aggregate payroll deductions projected out to September 19, 2015, which is the exercise date of the current offering period in progress, based on payroll deduction elections as of February 20, 2015, and assuming the ESPP is approved by stockholders. However, the actual dollar value of such deductions may differ in the event of changes in deduction elections or participant withdrawals from the ESPP. The number of shares to be purchased under the current offering period is not currently determinable, as the purchase price per share will be the lesser of 85% of the Company's closing stock price on February 20, 2015 and September 18, 2015.

        With respect to future offering periods, because the number of shares that may be purchased under the ESPP will depend on each employee's voluntary election to participate and on the fair market value of our common stock at various future dates, the actual dollar value of and number of shares that may be purchased by any individual cannot be determined in advance.

Name	Dollar Value ($)
Keith R. Leonard, Jr(1)	—
John W. Smither	21,250
Frederick Beddingfield, III, M.D., Ph.D.	21,250
Executive Group	98,171
Non-Executive Director Group(2)	—
Non-Executive Officer Employee Group	1,111,806

(1)
Keith R. Leonard, Jr. held more than 5% of the total combined voting power or value of all classes of our stock as of the grant date, and therefore, was not eligible to participate in the offering period of the ESPP.

(2)
Non-employee directors are not eligible to participate in the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE APPROVAL OF THE ESPP

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of our Board has engaged Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015, and is seeking ratification of such selection by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the year ended December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

        The following table provides information regarding the fees incurred to Ernst & Young LLP during the years ended December 31, 2014 and 2013. The audit committee approved all fees described below.

	Year Ended December 31,
	2014	2013
Audit Fees(1)	$541,932	$641,574
Tax Fees(2)	48,338	19,675
Audit-Related Fees	—	—
All Other Fees	—	—

Total Fees	$590,270	$661,249

(1)
Audit fees of Ernst & Young LLP for 2014 and 2013 were for professional services rendered for the audits of our financial statements, including accounting consultation, reviews of quarterly financial statements and for services associated with our public offering, which was completed in October 2013.

(2)
Tax fees of Ernst & Young LLP for 2014 and 2013 were for fees billed for services rendered for tax compliance, tax advice, and tax planning.

Pre-Approval Policies and Procedures

        The audit committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and is available at http://investors.kythera.com/.

        The audit committee approved all audit, audit-related, tax and other services provided by Ernst & Young LLP for 2014 and 2013 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of KYTHERA under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee's functions are more fully described in its charter, which is available on our website at http://investors.kythera.com/. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management KYTHERA's audited financial statements as of and for the year ended December 31, 2014.

        The audit committee has discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards 16, "Communications with Audit Committees," as amended, as adopted by the Public Company Accounting Oversight Board (the "PCAOB"). In addition, the audit committee discussed with Ernst & Young LLP their independence, and received from Ernst & Young LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP's audit of such financial statements.

        Based on these reviews and discussions, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The audit committee also has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and is seeking ratification of such selection by the stockholders.

Audit Committee Joseph L. Turner, Chairman Dennis Fenton, Ph.D. Camille Samuels

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://www.investors.kythera.com/. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

        We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on our website at http://www.investors.kythera.com/.

Independence of the Board of Directors

        As required under NASDAQ rules and regulations, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the Board. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

        Consistent with these considerations, our Board has determined that all of our directors, other than Mr. Leonard, qualify as "independent" directors in accordance with the NASDAQ listing requirements. Mr. Leonard is not considered independent because he is an employee of KYTHERA. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management. As it relates to Dr. Fenton, the Board considered that, in July 2012, he was elected to the board of directors of Hospira, Inc., with which the Company entered into a long-term supply agreement in November 2010 as its drug product fill/finish supplier for ATX-101. Similarly, regarding Mr. Ball, the Board considered that Mr. Ball joined Hospira in March 2011 and was appointed to our Board in September 2013. In light of (1) Dr. Fenton's election to Hospira's board of directors, as well as Mr. Ball's tenure with Hospira and appointment to our Board, occurring after the establishment of the Company's supply relationship with Hospira, and (2) the absence of a direct or indirect material interest involving Dr. Fenton or Mr. Ball in such arrangement, the Board concluded that this relationship does not impact the independence of either Dr. Fenton or Mr. Ball. There are no family relationships among any of our directors or executive officers.

        As required under NASDAQ rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of NASDAQ rules and regulations.

Leadership Structure of the Board

        Our bylaws and corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. At the current time, we do not have a Chairman of the Board. Our Board believes that oversight of our Company is the responsibility of our Board as a whole, and this responsibility can be properly discharged without a Chairman. Our President and Chief Executive Officer, Mr. Leonard, facilitates communications between members of our Board and works with management in the preparation of the agenda for each Board meeting. All of our directors are encouraged to make suggestions for Board agenda items or pre-meeting materials. Dennis Fenton, Ph.D. currently serves as the lead independent director of the Board. In his role as lead independent director, Dr. Fenton presides over the executive sessions of the Board in which Mr. Leonard does not participate and serves as a liaison to Mr. Leonard and management on behalf of the independent members of the Board.

        Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future, as it deems appropriate.

Role of Board in Risk Oversight Process

        Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

        Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Audit Committee

        Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

  •
  appoints our independent registered public accounting firm;

  •
  evaluates the independent registered public accounting firm's qualifications, independence and performance;

  •
  determines the engagement of the independent registered public accounting firm;

  •
  reviews and approves the scope of the annual audit and the audit fee;

  •
  discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

  •
  approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

  •
  monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

  •
  is responsible for reviewing our financial statements and our management's discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

  •
  reviews our critical accounting policies and estimates; and

  •
  annually reviews the audit committee charter and the committee's performance.

        The current members of our audit committee are Joseph L. Turner, Dennis Fenton, Ph.D., and Camille Samuels. Mr. Turner serves as the chairperson of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. Turner is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Our Board has determined that each of Ms. Samuels, Mr. Turner and Dr. Fenton are independent under the applicable rules of NASDAQ and under the applicable rules of the SEC. Our audit committee has been established in accordance with the rules and regulations of the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available to security holders on the Company's website at http://investors.kythera.com/.

Compensation Committee

        Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and recommends to our Board corporate goals and objectives relevant to compensation of our Chief Executive Officer and evaluates the performance of the Chief Executive Officer in light of those goals and objectives and recommends to our Board the compensation based on such evaluations. The compensation committee also reviews and approves the corporate goals and objectives relevant to the other executive officers' compensation and evaluates the performance and determines and approves all compensation of the executive officers (other than our Chief Executive Officer). The compensation committee also considers and approves the issuance of stock options, restricted stock units, and other awards under our stock plans. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with KYTHERA's certificate of incorporation, bylaws, Section 162(m) of the Code, applicable NASDAQ rules, and other applicable law. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter. The current members of our compensation committee are F. Michael Ball, Dennis Fenton, Ph.D., and Joseph L. Turner. Dr. Fenton served as the Chairperson of the committee during 2014. None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers on our Board or compensation committee. Each of the members of our compensation committee is independent under the applicable rules and regulations of NASDAQ, is a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act and is an "outside director" as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The compensation committee operates under a written charter. A copy of the compensation committee charter is available to security holders on the Company's website at http://investors.kythera.com/.

        In 2014, the compensation committee retained Compensia, Inc., a national executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. After review and consultation with Compensia, the compensation committee determined that Compensia is independent and that there is no conflict of interest resulting from retaining Compensia currently or during 2014. In reaching these conclusions, our compensation committee considered the factors set forth in the SEC rules and NASDAQ listing standards.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. The current members of our nominating and corporate governance committee are Nathaniel David, Ph.D., François Kress and Hollings C. Renton, III, as of December 31, 2014, the date of his election to the Board. David Schnell, M.D. served as a member and chairman of the committee until his resignation from the Board on December 31, 2014. Mr. Renton currently serves as the chairman of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of NASDAQ relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter. A copy of the nominating and corporate governance committee charter is available to security holders on the Company's website at http://investors.kythera.com/.

        In recommending candidates for election to the Board, the independent members of the nominating and corporate governance committee may consider the following criteria, among others: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience in the industries in which we compete; experience as a board member or executive officer of another publicly held company; diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; conflicts of interest; and practical and mature business judgment. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

        The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year's annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder's notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee's indirect and direct interests in shares of the Company's common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder's notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 30930 Russell Ranch Road, 3rd floor, Westlake Village, California 91362.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

        Our Board met seven times during the last year. The audit committee met seven times, the compensation committee met seven times and the nominating and corporate governance committee met two times. During 2014, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. Eight Board members attended our 2014 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

        Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary, at 30930 Russell Ranch Road, 3rd floor, Westlake Village, California 91362. The Secretary will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

        During 2014, our compensation committee consisted of F. Michael Ball, Dennis Fenton, Ph.D., David Schnell, M.D. (until December 31, 2014, the date of his resignation from the Board) and Joseph Turner. Dr. Fenton served as Chairperson during 2014. None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or compensation committee.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Indemnification Agreements

        The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Company to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer.

Investor Rights Agreement

        The Company is party to an investor rights agreement with certain of its current stockholders, including stockholders that are affiliated with certain of our directors, that was entered into prior to the Company's initial public offering in 2012, which provides such holders with certain registration rights under the Securities Act for their shares. As of April 1, 2015, the holders of approximately 4.2 million shares of our common stock are entitled to these registration rights.

Policies and Procedures for Related Party Transactions

        Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's length transaction and the extent of the related person's interest in the transaction.

 DIRECTOR COMPENSATION

        We maintain a Non-Employee Director Compensation Program (the "Director Plan") which, as amended on March 5, 2015, provides for the following compensation to our non-employee directors. Pursuant to the Director Plan, our non-employee directors receive an annual retainer of $40,000. The Lead Independent Director receives an additional annual retainer of $20,000. In addition, all non-employee directors who serve on one or more committees are eligible to receive the following committee fees:

Committee	Chair	Other Member
Audit committee	$18,000	$9,000
Compensation committee	12,000	6,000
Nominating and corporate governance committee	7,000	3,000

        Other than the annual retainers and committee fees paid pursuant to our Director Plan described above, non-employee directors are not entitled to receive any cash fees in connection with their service on our Board. Non-employee directors are entitled to be granted an option to purchase 18,000 shares of our common stock upon initial election or appointment to the Board (the "Initial Option") and an option to purchase 8,400 shares of our common stock annually thereafter (the "Annual Option"). Options granted to non-employee directors have a per share exercise price equal to the closing trading price per share of our common stock on the date of grant. The Initial Option is automatically granted on the date which such non-employee director commences services and will vest monthly in substantially equal installments over three years, subject to continued services through each vesting date. The Annual Option will be automatically granted on the date of the Company's annual meeting of stockholders and will vest in substantially equal annual installments on each of the first three (3) anniversaries of the applicable date of grant, subject to continued services through each vesting date. Our directors who are employees are compensated for their service as employees and do not receive any additional compensation for their service on our Board.

        In March 2015, we amended the Director Plan to provide that: (i) the Initial Option will cover a number of shares of our common stock such that the Initial Option will have an aggregate grant date fair value equal to $650,000 and (ii) the Annual Option will cover a number of shares of our common stock such that the Annual Option will have an aggregate grant date fair value equal to $330,000. Under the amended Director Plan, both the Initial Option and Annual Option will vest monthly in substantially equal installments over three years, subject to continued services through each vesting date.

        The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Nathaniel David, Ph.D.	$43,000	175,672	218,672
Dennis Fenton, Ph.D.	81,000	175,672	256,672
F. Michael Ball	46,000	175,672	221,672
François Kress	43,000	175,672	218,672
Robert Nelsen(2)	40,000	175,672	215,672
Hollings C. Renton, III	—	381,083	381,083
Camille Samuels	49,000	175,672	224,672
David Schnell, M.D.(2)	53,000	175,672	228,672
Joseph L. Turner	64,000	175,672	239,672

(1)
Amount reflects the aggregate grant date fair value of options granted during 2014 computed in accordance with ASC Topic 718 Stock Compensation, as used by analogy for non-employees. The assumptions used in the valuation of these awards are set forth in Note 6 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)
Mr. Nelsen and Dr. Schnell resigned from the Board effective as of December 31, 2014.

        As of December 31, 2014, each of our non-employee directors held the following outstanding options:

Name	Shares Subject to Outstanding Options
Nathaniel David, Ph.D.	32,034
Dennis Fenton, Ph.D.	62,286
F. Michael Ball	26,400
François Kress	39,598
Robert Nelsen	5,987
Hollings C. Renton, III	18,000
Camille Samuels	20,690
David Schnell, M.D.	5,987
Joseph L. Turner	50,942

        On December 31, 2014, Mr. Renton was appointed to serve as a Class III director of the Company. In connection with such appointment, Mr. Renton was granted an option to purchase 18,000 shares of the Company's common stock in accordance with the Director Plan. Such option has an exercise price of $34.68 per share, the closing price of the Company's common stock on December 31, 2014, and vests in equal monthly installments over three years, subject to Mr. Renton's continued service through each applicable vesting date.

EXECUTIVE OFFICERS

        The following is biographical information for our executive officers, as of April 6, 2015.

Name	Age	Position(s)
Keith R. Leonard, Jr.	53	Director, President and Chief Executive Officer
John W. Smither	62	Chief Financial Officer
Keith L. Klein, J.D.	51	General Counsel and Secretary
Elisabeth A. Sandoval	53	Chief Commercial Officer
Frederick Beddingfield, III, M.D., Ph.D.	50	Chief Medical Officer
Douglas Rich	46	Vice President, Operations

        John W. Smither    has served as our Chief Financial Officer since November 2007. From 1998 to 2007, Mr. Smither held various positions at Amgen, including as Vice President of Finance and Administration of Amgen's European Division from 2001 to 2004, where he was responsible for financial operations in 28 European countries. Prior to that role, Mr. Smither served as Head of Internal Audit and Executive Director of Corporate Accounting at Amgen. Prior to joining Amgen, Mr. Smither served as Audit Partner at Ernst & Young LLP, a public accounting firm, and as the Chief Financial Officer of several early stage companies. Mr. Smither currently serves on the board of directors of Achaogen, Inc. Mr. Smither received a B.S. in Business Administration from California State University, Los Angeles. Mr. Smither is a Certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and Financial Executives International.

        Keith L. Klein, J.D.    has served as our General Counsel since October 2006 and our Secretary since March 2013. From 1991 to 2006, Mr. Klein held various positions of increasing responsibility in the legal department of Amgen, where he ultimately served as Senior Associate General Counsel, responsible for legal activities relating to the areas of sales and marketing, federal government affairs, corporate relationships, manufacturing, product supply, product development and real estate. Mr. Klein received a B.A. in Economics from University of California, Los Angeles and a J.D. from the University of California, Davis.

        Frederick Beddingfield, III, M.D., Ph.D.    has served as our Chief Medical Officer since March 2013. Prior to joining KYTHERA, he held the role of Vice President and Global Therapeutic Area Head, Dermatology and Aesthetics at Allergan, Inc. ("Allergan") from August 2005 until March 2013. Dr. Beddingfield also served as Chief Medical Officer of Allergan Medical from December 2008 to August 2010. Earlier in his career, he held a full-time faculty position at the David Geffen School of Medicine at UCLA, Division of Dermatology, where he maintains a practice and academic appointment as Assistant Clinical Professor of Medicine. Dr. Beddingfield received a B.A. in Psychology from North Carolina State University, a M.D. degree with honors from the University of North Carolina and a Ph.D. in Policy Analysis from RAND Graduate School of Policy Studies.

        Elisabeth Sandoval    has served as our Chief Commercial Officer since March 2012. From December 2010 to March 2012, Ms. Sandoval served as Vice President of Global Marketing and Strategy at Bausch + Lomb Surgical, a medical device company, where she was responsible for creating and leading the global marketing team. Prior to that experience, she spent more than 20 years at Allergan from March 1988 to November 2010 where she held roles of increasing responsibility that spanned from research and development to sales and marketing. Her tenure at Allergan included the role of Vice President of Global Strategic Marketing for Allergan, where she was involved in the launch of JUVEDERM®, and headed the global marketing team for BOTOX® Cosmetic, LATISSE®, Natrelle® breast implants and LAP-B.A.ND®. Ms. Sandoval received a B.S. in Biology from the University of California, Irvine and a M.B.A. from Pepperdine University.

        Douglas Rich    has served as our Vice President, Operations since February 2015. He brings over 20 years of Operations experience across the product lifecycle. Mr. Rich joined KYTHERA in May 2014 as Vice President, Manufacturing with responsibilities for Drug Substance and Drug Product Manufacturing. Prior to joining KYTHERA, he was Vice President, Quality at Boehringer Ingelheim working in both the Biopharmaceutical and Prescription Medicine Business Units from March 2011 to April 2014. Mr. Rich spent over 18 years at Amgen in various roles within Operations, including Site Quality Head and Operations Strategy. He received a B.S. from the University of Southern California and an M.B.A. from Pepperdine University.

        See above under "Proposal No. 1 Election of Directors" for biographical information of Keith R. Leonard, Jr.

 EXECUTIVE COMPENSATION

        KYTHERA's compensation program for our executive officers consist of five principal components: base salary; annual cash incentive compensation opportunities; long-term equity incentive compensation; health and welfare benefits; and severance and change in control payments and benefits.

        This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the "Summary Compensation Table" and the material factors relevant to an analysis of these policies and decisions. Our Named Executive Officers for 2014 were as follows: Keith R. Leonard, Jr., our president and chief executive officer; John W. Smither, our chief financial officer; and Frederick Beddingfield, III, M.D., Ph.D., our chief medical officer.

Summary Compensation Table

        The following table summarizes the compensation that we paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Keith R. Leonard, Jr.	2014	495,103	—	2,523,091	645,421	317,664	10,400	3,991,679
President and Chief Executive Officer	2013	448,717	—	1,400,552	—	243,405	10,200	2,102,874
John W. Smither	2014	331,988	4,000	930,683	238,104	148,524	10,400	1,663,699
Chief Financial Officer	2013	312,726	—	558,554	—	115,164	10,200	996,644
Frederick
Beddingfield, III,
M.D., Ph.D.	2014	396,618	50,000	930,683	238,104	176,266	10,400	1,802,071
Chief Medical Officer	2013	288,750	60,000	1,677,853	1,124,500	123,397	—	3,274,500

(1)
The amount reported in the Bonus column for 2014 represents discretionary bonus paid to Mr. Smither for outstanding performance not recognized as part of the Cash Incentive Plan and a retention bonus paid to Dr. Beddingfield in accordance with his employment agreement.

(2)
Amounts represent the grant date fair value of stock options and restricted stock units granted, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Note 6 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent the annual cash incentive awards earned by the named executive officer based upon performance under the Cash Incentive Plan.

(4)
The amounts reported for 2014 in the All Other Compensation column represent a company contribution credited to each named executive officer's account under our section 401(k) plan.

Narrative Disclosure to Summary Compensation Table

Base Salary

        We use base salary to recognize the experience, skills, knowledge, and responsibilities required of our executive Officers. When initially establishing the base salaries of our executive officers, our Board of Directors and the Compensation Committee consider a variety of factors, including the seniority of each individual executive officer, the level of his or her responsibility, the ability to replace the individual, the base salary of the individual at his or her prior employment, if applicable, the number of well-qualified candidates to assume the individual's role, competitive market data on the compensation paid by other companies for similar positions within our industry drawn from relevant surveys, and the recommendations of our Chief Executive Officer.

        Thereafter, the base salaries of our executive officers are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign them with market levels after taking into account individual responsibilities, performance, and experience.

Cash Incentive Plan

        We use cash incentive compensation to motivate our executive officers to achieve our annual financial and operational objectives, while making progress towards our longer-term growth and other corporate goals. Generally, at the beginning of each year (typically, in January), the Compensation Committee approves the annual cash incentive compensation plan for our management team by approving one or more corporate financial and operational measures based on our annual operating plan for use in determining the eventual cash incentive compensation measures for the year from which awards will be paid. In addition, with respect to our Named Executive Officers, the Compensation Committee also suggests target annual cash incentive compensation opportunities for each executive officer. The proposed annual corporate financial and operational measures are then submitted to our Board of Directors for its consideration and approval. Under the Cash Incentive Plan in 2014, our Board established the following target incentive opportunities for each of our Named Executive Officers (expressed as percentage of such named executive officer's base salary):

Named Executive Officer	2014 Cash Incentive Target
Keith R. Leonard, Jr.	50%
John W. Smither	35%
Frederick Beddingfield, III, M.D., Ph.D.	35%

        Under the Cash Incentive Plan in 2014, Mr. Smither and Dr. Beddingfield were eligible to receive a maximum award equal to 147.5% of their target award opportunity. Their target annual cash incentive compensation opportunities were weighted 75% on our actual performance as assessed against corporate performance measures (possible range 0 to 150) and 25% on their actual performance as assessed against individual performance measures (possible range 0 to 140). In the case of Mr. Leonard, our Chief Executive Officer, his entire target annual cash incentive compensation opportunity was based on our actual performance as assessed against corporate performance measures, and he was eligible to receive a maximum award equal to 150% of his target award opportunity.

        Corporate Performance Objectives—The corporate measures for the Cash Incentive Plan in 2014, which involved product development goals, research goals, commercial goals, and finance, and organizational development goals, were as follows:

Performance Measure Category	Aggregate Weighting within the Corporate Performance Measures	Description
Product Development	65%	—Achieve US NDA approvability
		—Achieve Canada NDS submission
		—Progress CMC programs
		—Strengthen ATX-101 position
		—Develop & implement commercial launch plan
		—Execute against medical affairs strategy
		—Progress Ex-US regulatory strategy
Research	5%	—Demonstrate proof of concept in one new program
		—Progress hair growth program
		—Build early research pipeline
Finance and Organizational	10%	—Achieve YE cash balance target
		—Expand investor relations program
		—Progress compliance plan
Strategy/Business Development	10%	—Develop long-term tax strategy
		—Develop long-term corporate strategic plan
		—In-license new asset
Corporate Launch Planning	10%	—Execute against corporate launch plan

        Based on our actual achievement in 2014 of 128% of the corporate performance objectives, in January 2015, the compensation committee recommended, and our Board approved, to award each named executive officer 128% of his target cash incentive compensation award associated with the Company performance component of the 2014 cash incentive compensation award.

        Individual Performance Objectives—Our Board, based on recommendations from the compensation committee and our Chief Executive Officer, evaluated the achievement of the named executive officers against his individual performance objectives and approved each named executive officer's annual cash incentive compensation award. In 2014, 25% of the cash incentive opportunity for each of the Company's Named Executive Officers (with the exception of our Chief Executive Officer) was based on each executive's performance with respect to individual performance objectives assigned. The achievements were based on the subjective assessment by the compensation committee of each individual's contributions against the personal performance objectives during the year.

        Mr. Smither had ten performance objectives for 2014, of which achievement of certain year end cash balance target, SEC compliance, tax strategy development, and personal leadership goals each had a material impact on the total cash incentive award. The year end cash balance target, SEC compliance and tax strategy goals constituted 48% of overall target opportunity of Mr. Smither's individual performance assessment. In 2014, achievement of the YE cash target, SEC compliance and development of long-term tax strategy goals were determined to have been achieved at 44% of the possible 48% for these goals. The personal leadership goals constituted 20% of Mr. Smither's individual performance and consisted principally of: (a) living our corporate values, (b) implementing functional vision, and (c) achieving results by building functional capabilities. In 2014, Mr. Smither's overall achievement against these leadership goals was determined to have been achieved at 18% of the 20% that was possible. The remaining 32% of Mr. Smither's individual target opportunity was made up of multiple individual goals, which the Committee determined had been achieved at levels above target. Based in part on the above, and the recommendation of our Chief Executive Officer, our Board approved Mr. Smither's overall achievement against his individual performance objectives at 127% during 2014.

        Dr. Beddingfield had eight performance objectives for 2014, of which achievement of certain product development goals, organizational development and personal leadership goals each had a material impact on the total cash incentive award. The product development goals constituted 49% of overall target for Dr. Beddingfield's individual performance assessment including, for example, NDA submission, successful NDS submission and overall program execution. In 2014, achievement against product development goals was determined to be 49% out of a possible 49%. The organizational development and personal leadership goals constituted 20% of Dr. Beddingfield's individual performance and consisted principally of: (a) living our corporate values, (b) implementing a vision, and (c) achieving results by building functional capabilities. In 2014, Dr. Beddingfield's overall achievement against these leadership goals was determined to have been achieved at 18% out of 20% that was possible. The remaining 31% of Dr. Beddingfield's individual target opportunity was made up of multiple individual goals, which the Committee determined had been achieved at levels above target. Based in part on the above, and the recommendation of our Chief Executive Officer, our Board approved Dr. Beddingfield's overall achievement against his individual performance objectives at 123% during 2014.

        Based on these determinations, our Board approved annual cash incentive compensation for the named executive officers as follows:

Named Executive Officer	Target Cash Incentive Award ($)	Actual Cash Incentive Award ($)
Keith R. Leonard, Jr.	$248,175	$317,664
John W. Smither	$116,375	$148,524
Frederick Beddingfield, III, M.D., Ph.D.	$138,929	$176,266

        In 2014, Dr. Beddingfield was also awarded a one-year retention bonus of $50,000, which was negotiated in connection with his commencement of employment in March 2013. Based on the recommendation of our Chief Executive Officer, Mr. Smither was awarded a discretionary bonus of $4,000 in recognition of his contributions to our Company in 2014, including positive outcome of our acquisition of rights to develop and commercialize ATX-101 outside the United States and Canada from Bayer Consumer Care AG, our former collaborator.

Long-Term Incentive Compensation

        We use equity awards to motivate and reward our executive officers for long- term corporate performance based on the value of the Company's common stock and, thereby, to align the interests of our executive officers with those of our shareholders. In 2014 these equity awards were granted in the form of restricted stock units and stock options to purchase shares of the Company's common stock. We believe that stock options provide an appropriate long-term incentive for our executive officers, because the stock options reward them only to the extent that our stock price grows and shareholders realize value following their grant date. We believe that restricted stock units also provide an appropriate long-term incentive for our executive officers, because the restricted stock units align the executives with our stockholders and provide limited protection in a down market. The vesting feature of these stock options and restricted stock units is intended to further our goal of executive retention because this feature provides an incentive to our executive officers to remain in our employ during the vesting period.

        In January 2014, we granted stock options to our named executive officers that vest and become exercisable over four years, with one quarter of the shares subject to the option vesting on the first anniversary of the date of grant and the remaining shares subject to the option vesting in equal monthly installments thereafter over three years, subject to the executive's continued service through each applicable vesting date. We granted awards of stock options to purchase the following amounts of shares of our common stock to our named executive officers: Mr. Leonard: 89,542; Mr. Smither: 33,029; and Dr. Beddingfield: 33,029. The stock options have a 10-year term and are granted with an exercise price equal to the closing trading price of the Company's common stock on the date of grant.

        In January 2014, we also granted restricted stock units to our named executive officers with performance-based vesting. Such restricted stock units will vest 100% upon FDA approval of ATX-101, subject to the executive's continued service through such vesting date. We granted awards of such restricted stock units in the following amounts to our named executive officers: Mr. Leonard: 14,662; Mr. Smither: 5,409; and Dr. Beddingfield: 5,409.

Outstanding Equity Awards at 2014 Fiscal Year-End Table

        The following table shows grants of stock options outstanding on December 31, 2014, the last day of our fiscal year, to each of our named executive officers.

	Option Awards							Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Keith R. Leonard, Jr.	1/1/2010	(2)	28,643	—	—	6.06	1/15/2015
	1/1/2010	(2)	28,082	—	—	5.50	1/15/2020
	10/1/2010	(2)	81,306	—	—	5.90	10/14/2020
	1/1/2012	(3)	20,489	—	30,734	8.22	2/1/2022
	1/1/2012	(1)	24,905	9,243	—	8.22	2/1/2022
	1/1/2013	(1)	24,150	26,250	—	27.50	1/29/2023
	1/1/2013	(3)	13,440	—	20,160	27.50	1/29/2023
	1/1/2014	(1)	—	89,542	—	44.02	1/22/2024
	1/22/2014	(5)	—	—	—	—	1/22/2019			14,662	508,478
John W. Smither	11/12/2007	(2)	6,216	—	—	1.35	12/11/2017
	1/1/2009	(2)	14,017	—	—	4.84	1/21/2019
	10/1/2010	(2)	14,897	—	—	5.90	10/14/2020
	1/1/2012	(1)	2,612	2,770	—	8.22	2/1/2022
	1/1/2012	(3)	6,155	—	9,232	8.22	2/1/2022
	1/1/2013	(1)	9,631	10,469	—	27.50	1/29/2023
	1/1/2013	(3)	5,360	—	8,040	27.50	1/29/2023
	1/1/2014	(1)	—	33,029	—	44.02	1/22/2024
	1/22/2014	(5)	—	—	—	—	1/22/2019			5,409	187,584
Frederick Beddingfield, III, M.D., Ph.D.	3/23/2013	(1)	32,813	42,187	—	22.49	4/1/2023
	3/23/2013	(3)	20,000	—	30,000	22.49	4/1/2023
	3/23/2013	(4)	—	—	—	—	3/23/2016	37,500	1,300,500
	1/1/2014	(1)	—	33,029	—	44.02	1/22/2024
	1/22/2014	(5)	—	—	—	—	1/22/2019			5,409	187,584

(1)
The option vests over a four-year period as to 25% of the shares underlying the option award on the first anniversary of the vesting commencement date and as to 1/48th of the shares underlying the option award on each monthly anniversary thereafter, subject to such named executive officers' continued employment with us.

(2)
The option award is fully vested as of December 31, 2014.

(3)
The option vests in three increments upon the satisfactory completion of each of the following milestones: (a) 20% upon the datalock for the U.S. Phase III clinical trial for ATX-101, (b) 20% upon the acceptance of our NDA by the FDA for ATX-101, and (c) 60% upon FDA approval of ATX-101. Notwithstanding the foregoing, if the performance goals are not met, the option fully vests four years from vesting commencement date, subject to continued employment with us.

(4)
Constitutes restricted stock units which vest 25% on the first anniversary of the vesting commencement date, 25% on the second anniversary of the vesting commencement date and 50% upon the earlier of the achievement of FDA approval of ATX-101 or the third anniversary of the vesting commencement date, subject to continued employment with us.

(5)
Constitutes restricted stock units which vest 100% upon the achievement of FDA approval of ATX-101 if it occurs within 5 years of the vesting commencement date, subject to continued employment with us.

(6)
The dollar amounts shown in these columns are determined by multiplying the applicable number of restricted stock units by the closing price of our common stock on December 31, 2014 of $34.68.

Retirement Plans

        The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. For 2014 we matched a portion of our employee's contributions to the 401(k) plan.

Employee Benefits and Perquisites

        Our full-time employees, including our named executive officers, are eligible to participate in health and welfare benefit plans, which provide medical, dental, prescription and other health and related benefits. We also implement additional benefit and other perquisite programs from time to time as our compensation committee determines appropriate.

Employment Agreements

        We believe that severance and change in control benefits and protections are necessary to induce these individuals to forego other opportunities or leave their current employment for the uncertainty of a demanding position in a new and unfamiliar organization and also help from a retention standpoint. We also believe that these arrangements serve our executive retention objectives by helping the Named Executive Officers to maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event that there is a potential transaction that could involve a change in control of the Company.

        We have entered into agreements with each of the Named Executive Officers in connection with his or her employment with us. With the exception of his own arrangement, each of these employment agreements was negotiated on our behalf by our Chief Executive Officer, with the oversight and approval of our Board and Compensation Committee, as may be applicable.

        Dr. Beddingfield's employment agreement provided Dr. Beddingfield with a sign-on bonus of $50,000 that was subject to repayment if he had voluntarily left our employment prior to March 23, 2014. Under his employment agreement, Dr. Beddingfield also earned a retention bonus of $50,000 on March 23, 2014.

        These agreements provide for "at will" employment and set forth the terms and conditions of employment of each named executive officer, including base salary, target annual bonus opportunity, and standard employee benefit plan participation. These employment agreements were each subject to execution of our standard confidential information and invention assignment agreement.

        Mr. Leonard—Pursuant to Mr. Leonard's employment agreement, as amended and restated effective as of April 2, 2012, in the event Mr. Leonard is terminated without "cause" (as defined in the employment agreement) by the Company, Mr. Leonard is eligible to receive: (i) 12 months of base salary, payable in a lump sum; (ii) reimbursement of COBRA continuation coverage for up to 12 months; and (iii) if Mr. Leonard has elected coverage for himself and his covered dependents under the Company's high deductible health plan as of immediately prior to his termination, an amount equal to the full amount of healthcare savings account contributions the Company intended to make in the year of such termination, without regard to any amount the Company has already made to Mr. Leonard's health savings account for the year, payable in a lump sum. In the event Mr. Leonard is terminated by the Company without cause or resigns for "good reason" (as defined in the employment agreement) during the period beginning one month prior to a change in control and ending 18 months after a change in control, then in lieu of the severance benefits described above, he is entitled to (i) 18 months of base salary, payable in a lump sum; (ii) reimbursement of COBRA continuation coverage for up to 18 months; (iii) if Mr. Leonard has elected coverage for himself and his covered dependents under the Company's high deductible health plan as of immediately prior to his termination, an amount equal to 150% of the full amount of healthcare savings account contributions the Company intended to make in the year of such termination, without regard to any amount the Company has already made to Mr. Leonard's health savings account for the year, payable in a lump sum; and (iv) full acceleration of vesting of all equity awards, including restricted stock. In addition, Mr. Leonard is entitled to 50% vesting acceleration for any then unvested equity awards, other than restricted stock, granted prior to April 2, 2012 upon a change in control of the Company. The remaining equity awards granted prior to April 2, 2012 will vest in accordance with their pre-existing vesting schedules except that such vesting will fully accelerate on the first anniversary of a change in control of the Company or, if earlier, termination of Mr. Leonard's employment by the Company other than for cause or by Mr. Leonard for good reason.

        Mr. Smither—Pursuant to Mr. Smither's employment agreement, as amended and restated effective as of April 2, 2012, in the event Mr. Smither is terminated without "cause" (as defined in the employment agreement) by the Company, Mr. Smither is eligible to receive: (i) six months of base salary, payable in a lump sum; (ii) reimbursement of COBRA continuation coverage for up to six months; and (iii) if Mr. Smither has elected coverage for himself and his covered dependents under the Company's high deductible health plan as of immediately prior to his termination, an amount equal to 50% of the full amount of healthcare savings account contributions the Company intended to make in the year of such termination, without regard to any amount the Company has already made to Mr. Smither's health savings account for the year, payable in a lump sum. In the event Mr. Smither is terminated by the Company without cause or resigns for "good reason" (as defined in the employment agreement) during the period beginning one month prior to a change in control and ending 18 months after a change in control, then in lieu of the severance benefits described above, he is entitled to: (i) 12 months of base salary, payable in a lump sum; (ii) reimbursement of COBRA continuation coverage for up to 12 months; (iii) if Mr. Smither has elected coverage for himself and his covered dependents under the Company's high deductible health plan as of immediately prior to his termination, an amount equal to the full amount of healthcare savings account contributions the Company intended to make in the year of such termination, without regard to any amount the Company has already made to Mr. Smither's health savings account for the year, payable in a lump sum; and (iv) full acceleration of vesting of all equity awards, including restricted stock. In addition, Mr. Smither is entitled to 50% vesting acceleration for any then unvested equity awards, other than restricted stock, granted prior to April 2, 2012 upon a change in control of the Company. The remaining equity awards granted prior to April 2, 2012 will vest in accordance with their pre-existing vesting schedules except that such vesting will fully accelerate on the first anniversary of a change in control of the Company or, if earlier, termination of Mr. Smither's employment by the Company other than for cause or by Mr. Smither for good reason.

        Dr. Beddingfield—Pursuant to Dr. Beddingfield's employment agreement, effective as of March 23, 2013, in the event Dr. Beddingfield is terminated without "cause" (as defined in the employment agreement) by the Company, Dr. Beddingfield is eligible to receive: (i) six months of base salary, payable in a lump sum, (ii) reimbursement of COBRA continuation coverage for up to six months; and (iii) if Dr. Beddingfield has elected coverage for himself and his covered dependents under the Company's high deductible health plan as of immediately prior to his termination, an amount equal to 50% of the full amount of healthcare savings account contributions the Company intended to make in the year of such termination, without regard to any amount the Company has already made to Dr. Beddingfield's health savings account for the year, payable in a lump sum. In the event Dr. Beddingfield is terminated by the Company without cause or resigns for "good reason" (as defined in the employment agreement) during the period beginning one month prior to a change in control and ending 18 months after a change in control, then in lieu of the severance benefits described above, he is entitled to 12 months of base salary, payable in a lump sum; (ii) reimbursement of COBRA continuation coverage for up to 12 months; (iii) if Dr. Beddingfield has elected coverage for himself and his covered dependents under the Company's high deductible health plan as of immediately prior to his termination, an amount equal to the full amount of healthcare savings account contributions the Company intended to make in the year of such termination, without regard to any amount the Company has already made to Dr. Beddingfield's health savings account for the year, payable in a lump sum; and (iv) full acceleration of vesting of all equity awards, including stock options, restricted stock and restricted stock units. In addition, Dr. Beddingfield is entitled to 50% vesting acceleration for any then unvested equity awards, including restricted stock, granted in conjunction with his commencement of employment on March 23, 2013 upon a change in control of the Company. Any remaining equity awards granted on March 23, 2013 will vest in accordance with their pre-existing vesting schedules except that such vesting will fully accelerate on the first anniversary of a change in control of the Company or, if earlier, termination of Dr. Beddingfield's employment by the Company other than for cause or by Dr. Beddingfield for good reason.

        In order to be eligible for any severance benefits, the applicable named executive officer must execute a release of all claims against the Company that becomes effective and irrevocable within 60 days following his or her termination of employment.

Proprietary Information and Inventions Agreements

        Each of our named executive officers has entered into a standard form agreement with respect to proprietary information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

Risk Analysis of Our Compensation Plans

        Our management assesses and discusses with our compensation committee our compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.

        Our employees' base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. Our compensation policies and programs are designed to encourage our employees to remain focused on both our short- and long-term goals. For example, while our cash bonus plans are intended to measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stockholder appreciation and limits the potential value of excessive risk-taking. The compensation committee believes that the mix of long-term equity incentive, short-term cash incentive bonus and base salary appropriately balances both the short-and long-term performance goals of us without encouraging excessive risk-related behavior. While the compensation committee regularly evaluates its compensation programs, it believes that its current balance of incentives both adequately compensates its employees and does not promote excessive risk taking.

Equity Compensation Plan Information

        The following table provides certain information as of December 31, 2014, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)	2,924,874	$21.64	328,393
Equity Compensation Plans Not Approved by Stockholders(3)	188,200	$35.87	711,800

Total	3,113,074	$22.54	1,040,193

(1)
Includes the KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan and the KYTHERA Biopharmaceuticals, Inc. 2004 Stock Plan.

(2)
The 2012 Plan contains an "evergreen" provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2012 Plan shall be increased on the first day of each year beginning in 2013 and ending in 2022, equal to the least of (A) 1,512,687 shares, (B) four percent (4.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (C) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 15,505,048 shares of stock may be issued upon the exercise of incentive stock options.

(3)
Includes the KYTHERA Biopharmaceuticals, Inc. 2014 Employment Commencement Incentive Plan.

Material Features of the 2014 Employment Commencement Incentive Plan

        On August 18, 2014, our board of directors approved the 2014 Employment Commencement Incentive Plan (the "Inducement Plan"). Awards granted under the Inducement Plan are intended to constitute "employment inducement awards" under NASDAQ Listing Rule 5635(c)(4) and therefore, the Inducement Plan is intended to be exempt from the NASDAQ Listing Rules regarding shareholder approval of stock option and stock purchase plans. A total of 900,000 shares of our common stock were reserved for issuance under the Inducement Plan solely for the granting of nonqualified stock options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units, performance awards, performance share awards, stock payments and other incentive awards.

        Awards under the Inducement Plan may only be made to our new employees or new employees of one of our subsidiaries (or returning employees following a bona fide period of non-employment) in connection with that employee's commencement of employment with us or one of our subsidiaries as an inducement material to that employee's entering into employment with us or one of our subsidiaries. As of December 31, 2014, nonqualified stock options for an aggregate of 188,200 shares were outstanding under the Inducement Plan, and 711,800 shares (plus any shares that might in the future be returned to the Inducement Plan as a result of forfeitures, expiration or cash settlement of awards) remained available for future grants.

        The Inducement Plan is administered by the compensation committee and the board of directors. In the event of a change in control in which the successor corporation refuses to assume or substitute any outstanding award under the Inducement Plan, the vesting of such award will accelerate in full. The board of directors may terminate, amend, or modify the Inducement Plan at any time, provided that no termination or amendment may impair any rights under any outstanding award under the Inducement Plan without the consent of the holder.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT(1)

        The following table presents information as to the beneficial ownership of our common stock as of April 6, 2015 for:

  •
  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

  •
  each named executive officer as set forth in the summary compensation table below;

  •
  each of our directors; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 6, 2015 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Percentage ownership of our common stock in the table is based on 25,809,307 shares of our common stock issued and outstanding on April 6, 2015. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o KYTHERA Biopharmaceuticals, Inc., 30930 Russell Ranch Road, 3rd floor, Westlake Village, California 91362.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Common Stock	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
Persons and entities associated with FMR LLC(2)	3,398,491	—	3,398,491	13.2%
Prospect Venture Partners III, L.P.(3)	1,414,566	—	1,414,566	5.5%
Entities associated with Prudential Financial, Inc.(4)	1,633,499	—	1,633,499	6.3%
BlackRock, Inc.(5)	1,293,388	—	1,293,388	5.0%
Named Executive Officers and Directors:
Keith R. Leonard, Jr.(6)	960,366	234,651	1,195,017	4.6%
John W. Smither(7)	12,216	68,161	80,377	*
Frederick Beddingfield, III, M.D., Ph.D.(8)	40,440	72,323	112,763	*
F. Michael Ball(9)	—	12,800	12,800	*
Nathaniel David, Ph.D.(10)	460,160	22,337	482,497	1.9%
Dennis Fenton, Ph.D.(11)	3,348	52,432	55,780	*
François Kress(12)	—	29,901	29,901	*
Hollings C. Renton, III(13)	—	2,500	2,500	*
Camille Samuels(14)	14,935	10,993	25,928	*
Joseph L. Turner(15)	1,872	41,245	43,117	*
All 10 directors and executive officers as a group(16)	1,497,354	753,871	2,251,225	8.5%

*
Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)
Represents shares of common stock held and options held by such individuals that were exercisable within 60 days of April 6, 2015. Includes shares held in the beneficial owner's name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner's account. Reported numbers do not include options that vest more than 60 days after April 6, 2015.

(2)
As reported on Schedule 13G/A filed with the SEC on February 13, 2015 by FMR LLC, Edward C. Johnson III, Abigail P. Johnson, Fidelity OTC Portfolio ("OTC") and Select Biotechnology Portfolio ("Select"). As of December 31, 2014, FMR LLC, Edward C. Johnson III and Abigail P. Johnson each reported aggregate beneficial ownership of and sole dispositive power with respect to the same 3,398,491 shares of KYTHERA common stock, FMR LLC reported sole voting power with respect to 17,611 shares of KYTHERA common stock, and OTC and Select each reported aggregated beneficial ownership of, and sole voting power with respect to, 1,257,482 shares and 1,304,079 shares, respectively, of KYTHERA common stock. FMR LLC, Edward C. Johnson III, Abigail P. Johnson, OTC and Select each reported that the following subsidiaries of FMR LLC beneficially own shares of KYTHERA common stock: FMR Co., Inc. and Pyramis Global Advisors Trust Company. Edward C. Johnson III is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC.Members of the family of Edward C. Johnson III, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson III nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address for such entities and persons is 245 Summer Street, Boston, Massachusetts 02210.

(3)
The shares are owned by Prospect Venture Partners III, L.P., a Delaware limited partnership ("PVP III"). Prospect Management Co. III, L.L.C., a Delaware limited liability company ("PMC III") serves as the sole general partner of PVP III. As such, PMC III possesses power to direct the voting and disposition of the shares owned by PVP III and may be deemed to have indirect beneficial ownership of the shares held by PVP III. PMC III owns no shares directly. David Schnell, M.D. and Russell C. Hirsch, M.D., Ph.D. are managing members of PMC III. The managing members of PMC III are deemed to have voting and dispositive power over the shares held by PVP III, and each disclaims beneficial ownership of these shares, except to the extent of his or her pecuniary interest therein. The address for such entities and persons is 435 Tasso Street, Suite 200, Palo Alto, CA 94301.

(4)
As reported on Schedules 13G/A filed with the SEC by Prudential Financial, Inc. ("Prudential") on January 27, 2015 and by Jennison Associates LLC ("Jennison") on February 9, 2015. Prudential is the parent holding company and indirect parent of Jennison and Quantitative Management Associates LLC ("Quantitative Management"). Jennison furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients ("Managed Portfolios"). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares held by such Managed Portfolios. Jennison and

  Quantitative Management are the beneficial owners of 1,632,169 shares and 1,330 shares, respectively. Through its parent/subsidiary relationship, Prudential may be deemed the beneficial owner of the same securities as Jennison and Quantitative Management and may have direct or indirect voting and/or investment discretion over 1,633,499 shares. The address of the principal business office for Prudential is 751 Broad Street, Newark, New Jersey 07103-3777. The address of principal business office for Jennison is 466 Lexington Avenue, New York, NY 10017.

(5)
As reported on Schedule 13G filed with the SEC on February 2, 2015 by BlackRock, Inc. ("BlackRock"). BlackRock reported that the following subsidiaries of BlackRock beneficially own shares of KYTHERA common stock: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC. The address of principal business office for BlackRock is 55 East 52nd Street, New York, NY 10022.

(6)
Consists of: (i) 860,690 shares held by Leonard Family Trust, dated 28 August, 1996, of which Mr. Leonard is a trustee, (ii) 49,649 shares held by Keith Richard Leonard Retained Annuity Trust, dated 12 April 2010, of which Mr. Leonard is a trustee, (iii) 49,649 shares held by Nanette LaRosa Leonard Retained Annuity Trust, dated 12 April 2010, of which Mr. Leonard is a trustee, (iv) 189 shares held by Keith R. Leonard, III and 189 shares held by Nina R. Leonard, members of Mr. Leonard's household, and (v) 234,651 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 6, 2015.

(7)
Consists of (i) 12,216 shares held by Smither Family Trust, dated March 1, 1994 as amended March 23, 2006, of which John W. Smither is a trustee, and (ii) 68,161 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 6, 2015.

(8)
Consists of (i) 40,440 shares held by Frederick Beddingfield, III, M.D., Ph.D. and (ii) 72,323 shares that may be acquired pursuant to the exercise of stock options with 60 days of April 6, 2015.

(9)
Consists of 12,800 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 6, 2015.

(10)
Consists of: (i) 460,160 shares held by Nathaniel David, Ph.D. and (ii) 22,337 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 6, 2015.

(11)
Consists of: (i) 3,348 shares held by Dennis Fenton, Ph.D. and (ii) 52,432 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 6, 2015.

(12)
Consists of 29,901 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 6, 2015.

(13)
Consists of 2,500 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 6, 2015.

(14)
Consists of (i) 14,935 shares held by Camille Samuels and (ii) 10,993 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 6, 2015.

(15)
Consists of: (i) 1,872 shares held by Joseph L. Turner and (ii) 41,245 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 6, 2015.

(16)
Includes 1,497,354 shares held, and 753,871 shares beneficially owned by our current executive officers and directors, which may be acquired pursuant to the exercise of stock options within 60 days of April 6, 2015.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except with respect to late Form 4 reports for each of our executive officers (Dr. Beddingfield and Messrs. Leonard, Smither, Klein and Webster) in connection with their stock options granted on January 22, 2014.)

 ADDITIONAL INFORMATION

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        Brokers with account holders who are KYTHERA stockholders may be "householding" our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding."

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: 30930 Russell Ranch Road, 3rd floor, Westlake Village, California 91362-7365 or (3) contact our Investor Relations department by telephone at (818) 587-4559. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement, or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

        As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Annual Reports

        The 2014 Annual Report to Stockholders is being mailed with this Proxy Statement to those stockholders that received a copy of the proxy materials in the mail. Requests for copies of our 2014 Annual Report to Stockholders may also be directed to the Corporate Secretary, 30930 Russell Ranch Road, 3rd floor, Westlake Village, California 91362.

        We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 with the SEC. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a KYTHERA stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, 30930 Russell Ranch Road, 3rd floor, Westlake Village, California 91362.

By Order of the Board of Directors
/s/ KEITH KLEIN Keith Klein Corporate Secretary

April 23, 2015

APPENDIX A

KYTHERA BIOPHARMACEUTICALS, INC.
2015 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.
PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

        1.1    Purpose and Scope.    The purpose of the Kythera Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan, as it may be amended from time to time, (the "Plan") is to assist employees of Kythera Biopharmaceuticals, Inc., a Delaware corporation, (the "Company") and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

ARTICLE II.
DEFINITIONS

        Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

        2.1   "Administrator" shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.

        2.2   "Agent" means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

        2.3   "Board" shall mean the Board of Directors of the Company.

        2.4   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        2.5   "Committee" shall mean the Compensation Committee of the Board.

        2.6   "Common Stock" shall mean the common stock of the Company.

        2.7   "Company" shall have such meaning as set forth in Section 1.1 hereof.

        2.8   "Compensation" of an Employee shall mean the regular straight-time earnings or base salary, bonuses and commissions paid to the Employee from the Company on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, prior week adjustments and weekly bonus, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and moving reimbursements, including tax gross ups and taxable mileage allowance, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee's benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee's net income.

        2.9   "Designated Subsidiary" shall mean each Subsidiary that have been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan, including any

Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, in accordance with Section 7.2 hereof.

        2.10 "Effective Date" shall mean the date on which a Registration Statement on Form S-8 becomes effective with respect to the Plan.

        2.11 "Eligible Employee" shall mean an Employee who (a) is customarily scheduled to work at least twenty (20) hours per week, (b) whose customary employment is more than five (5) months in a calendar year and (c) after the granting of the Option would not be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of clause (c), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee (x) any Employee that is a "highly compensated employee" of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a "highly compensated employee" (A) with compensation above a specified level, (B) who is an officer and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act and/or (y) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or the Option to violate the requirements of Section 423 of the Code; provided that any exclusion in clauses (x), and/or (y) shall be applied in an identical manner under each Offering Period to all Employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e).

        2.12 "Employee" shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. "Employee" shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

        2.13 "Enrollment Date" shall mean the first date of each Offering Period.

        2.14 "Exercise Date" shall mean the last Trading Day of each Offering Period, except as provided in Section 5.2 hereof.

        2.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.16 "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

          (a)   If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (b)   If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (c)   If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

        2.17 "Grant Date" shall mean the first Trading Day of an Offering Period.

        2.18 "New Exercise Date" shall have such meaning as set forth in Section 5.2(b) hereof.

        2.19 "Offering Period" shall mean the six (6) month period commencing on each March 20 and September 20 following the Effective Date, except as otherwise provided under Section 5.3 hereof; provided, however, that the first Offering Period shall commence on February 20, 2015 and end on September 19, 2015. The duration and timing of Offering Periods may be changed by the Board or Committee, in its sole discretion. In no event may an Offering Period exceed twenty-seven (27) months.

        2.20 "Option" shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

        2.21 "Option Price" shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.

        2.22 "Parent" means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder.

        2.23 "Participant" shall mean any Eligible Employee who elects to participate in the Plan.

        2.24 "Payday" shall mean the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

        2.25 "Plan" shall have such meaning as set forth in Section 1.1 hereof.

        2.26 "Plan Account" shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

        2.27 "Section 423 Option" shall have such meaning as set forth in Section 3.1(b) hereof.

        2.28 "Subsidiary" shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder. In addition, with respect to any sub-plans adopted under Section 7.1(d) hereof which are designed to be outside the scope of Section 423 of the Code, Subsidiary shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

        2.29 "Trading Day" shall mean a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a securities exchange, shall mean a business day, as determined by the Administrator in good faith.

        2.30 "Withdrawal Election" shall have such meaning as set forth in Section 6.1(a) hereof.

 ARTICLE III.
PARTICIPATION

        3.1    Eligibility.

          (a)   Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V hereof, and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

          (b)   No Eligible Employee shall be granted an Option under the Plan which permits the Participant's rights to purchase shares of Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to the Section 423 of the Code (any such Option or other option, a "Section 423 Option"), to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the Section 423 Option is granted) for each calendar year in which any Section 423 Option granted to the Participant is outstanding at any time. For purposes of the limitation imposed by this subsection,

              (i)  the right to purchase stock under a Section 423 Option accrues when the Section 423 Option (or any portion thereof) first becomes exercisable during the calendar year,

             (ii)  the right to purchase stock under a Section 423 Option accrues at the rate provided in the Section 423 Option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and

            (iii)  a right to purchase stock which has accrued under a Section 423 Option may not be carried over to any other Section 423 Option; provided that Participants may carry forward amounts so accrued that represent a fractional share of stock and were withheld but not applied towards the purchase of Common Stock under an earlier Offering Period, and may apply such amounts towards the purchase of additional shares of Common Stock under a subsequent Offering Period.

The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

        3.2    Election to Participate; Payroll Deductions

          (a)   Except as provided in Section 3.3 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period's Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization no later such period of time prior to the applicable Enrollment Date as determined by the Administrator, in its sole discretion.

          (b)   Subject to Section 3.1(b) hereof, payroll deductions (i) shall be equal to at least one percent (1%) of the Participant's Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than the lesser of fifteen percent (15%) of the Participant's Compensation as of each Payday of the Offering Period following the Enrollment Date or $25,000 per Offering Period; and (ii) may be expressed either as (A) a whole number percentage, or (B) a fixed dollar amount. Amounts deducted from a Participant's Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant's Plan Account.

          (c)   Following at least one (1) payroll deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant's Compensation only once during an Offering

  Period upon ten (10) calendar days' prior written notice to the Company. A Participant may not increase the amount deducted from such Participant's Compensation during an Offering Period.

          (d)   Notwithstanding the foregoing, upon the termination of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage or fixed amount as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.1(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.

        3.3    Leave of Absence.    During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE IV.
PURCHASE OF SHARES

        4.1    Grant of Option.    Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant's Option shall be determined by dividing (a) such Participant's payroll deductions accumulated prior to an Exercise Date and retained in the Participant's Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 3,000 shares of Common Stock (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.

        4.2    Option Price.    The "Option Price" per share of Common Stock to be paid by a Participant upon exercise of the Participant's Option on the applicable Exercise Date for an Offering Period shall be equal to eighty five percent (85%) of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date; provided that in no event shall the Option Price per share of Common Stock be less than the par value per share of the Common Stock.

        4.3    Purchase of Shares.

          (a)   On the applicable Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant's part be deemed to have exercised his or her Option to purchase at the applicable per share Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant's Plan Account. Any balance less than the per share Option Price that is remaining in the Participant's Plan Account (after exercise of such Participant's Option) as of the Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee. Any balance not carried forward to the next Offering Period in accordance with the prior sentence promptly shall be refunded to the applicable Participant. For the avoidance of doubt, in no event shall an amount greater than or equal to the per share Option Price as of an Exercise Date be carried forward to the next Offering Period.

          (b)   As soon as practicable following the applicable Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company's sole discretion, to either (i) the Participant or (ii) an account established in the Participant's name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant's Plan Account balance, without interest thereon.

        4.4    Transferability of Rights.    An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.

ARTICLE V.
PROVISIONS RELATING TO COMMON STOCK

        5.1    Common Stock Reserved.    Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be 681,844 shares of Common Stock. Shares of Common Stock made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.

        5.2    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

          (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's Option has been changed to the

  New Exercise Date and that the Participant's Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

          (c)    Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's Option has been changed to the New Exercise Date and that the Participant's Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

        5.3    Insufficient Shares.    If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant's Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.

        5.4    Rights as Stockholders.    With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of his or her Option.

ARTICLE VI.
TERMINATION OF PARTICIPATION

        6.1    Cessation of Contributions; Voluntary Withdrawal.

          (a)   A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a "Withdrawal Election"). A Participant electing to withdraw from the Plan may elect to either (i) withdraw all of the funds then credited to the Participant's Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant's Option for such Offering Period shall terminate; or (ii) exercise the Option for the maximum number of whole shares of Common Stock on the applicable Exercise Date with any remaining Plan Account balance returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such Exercise Date, without any interest thereon, and after such exercise cease to participate in the Plan. Upon receipt of a Withdrawal Election, the Participant's payroll deduction authorization and his or her Option to purchase under the Plan shall terminate.

          (b)   A participant's withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

          (c)   A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

        6.2    Termination of Eligibility.    Upon a Participant's ceasing to be an Eligible Employee, for any reason, such Participant's Option for the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and such Participant's Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto pursuant to applicable law, within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.

ARTICLE VII.
GENERAL PROVISIONS

        7.1    Administration.

          (a)   The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

          (b)   It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

              (i)  To establish Offering Periods;

             (ii)  To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical);

            (iii)  To select Designated Subsidiaries in accordance with Section 7.2 hereof; and

            (iv)  To construe and interpret the Plan, the terms of any Offering Period and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect, subject to Section 423 of the Code and the Treasury Regulations thereunder.

          (c)   The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

          (d)   The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

          (e)   All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

        7.2    Designation of Subsidiary Corporations.    The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Designated Subsidiaries. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.

        7.3    Reports.    Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

        7.4    No Right to Employment.    Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

        7.5    Amendment and Termination of the Plan.

          (a)   The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company's stockholders given within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares of Common Stock subject to the Plan or change the designation or class of Eligible Employees; and provided, further that without approval of the Company's stockholders, the Plan may not be amended in any manner that would cause the Plan to no longer be an "employee stock purchase plan" within the meaning of Section 423(b) of the Code.

          (b)   In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, to the extent permitted under Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

              (i)  altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

             (ii)  shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

            (iii)  allocating shares of Common Stock.

        Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

          (c)   Upon termination of the Plan, the balance in each Participant's Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

        7.6    Use of Funds; No Interest Paid.    All funds received by the Company by reason of purchase of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.

        7.7    Term; Approval by Stockholders.    No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of said twelve (12)-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.

        7.8    Effect Upon Other Plans.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

        7.9    Conformity to Securities Laws.    Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        7.10    Notice of Disposition of Shares.    Each Participant shall give the Company prompt notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option, if such disposition or transfer is made (a) within two (2) years after the applicable Grant Date or (b) within one (1) year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

        7.11    Tax Withholding.    The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

        7.12    Governing Law.    The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

        7.13    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        7.14    Conditions To Issuance of Shares.

          (a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

          (b)   All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.

          (c)   The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

          (d)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        7.15    Equal Rights and Privileges.    Except with respect to sub-plans designed to be outside the scope of Section 423 of the Code, all Eligible Employees of the Company (or of any Designated Subsidiary) shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or the regulations promulgated thereunder so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code or the Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 of the Code or the Treasury Regulations thereunder shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or the Treasury Regulations thereunder.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000244101_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Keith R. Leonard, Jr. 02 Hollings C. Renton III 03 Camille Samuels KYTHERA BIOPHARMACEUTICALS, INC. 30930 RUSSELL RANCH ROAD, 3rd FLOOR WESTLAKE VILLAGE, CA 91362 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2 Approval of the KYTHERA Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan 3 Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015 NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000244101_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . KYTHERA BIOPHARMACEUTICALS, INC. Annual Meeting of Stockholders June 2, 2015 8:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John W. Smither and Keith L. Klein, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of KYTHERA BIOPHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 08:00 AM, PDT on June 2, 2015, at the Sheraton Agoura Hills Hotel, 30100 Agoura Road, Agoura Hills, CA 91301, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in its/their discretion upon such other matters as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side